Empire Global Corp. Completes Two Key Acquisitions

New York, July *, 2016. Empire Global Corp. (OTCQB:EMGL) a company providing regulated online and offline gaming and wagering through licensed subsidies in Italy, announced today it has completed the acquisition of 2 key gaming companies which include a gaming software development team and licensed betting platform as well as a management company which operates a large portfolio of land-based gaming agencies throughout Italy.

The businesses bring to Empire a full staff of software engineers, marketing and customer care agents as well as a key number of highly experienced European gaming specialists. The company will appoint the key executives to our board of directors and will engage the team as executive staff to continue the rapid development of our gaming business beginning with our strategy in Italy.

As a result of these significant transactions, Empire is now a fully integrated online and land-based gaming company offering a full suite leisure betting products with a powerful in-house, proprietary gaming technology solution. The deals further cement our plan to capitalise on the consolidation of the regulated gaming business in Italy by substantially increasing our land-based distribution ahead of the 2016 government license auction.

Mr. Michele Ciavarella, Chairman and CEO of Empire Global Corp. commented, "The acquisitions of these enterprises demonstrates the commitment of our senior management in Italy and the level of trust and confidence shown by the key executives of these entities in the opportunity that Empire has in Italy." Mr. Ciavarella also stated, "The land-based portfolio managed by this team represents is a key inflection point for Empire and a portal to multiply our land-based distribution vertical by providing turn-key operating locations prior to the completion of the auction. Empire management has been fostering this strategy for the past two years and is absolutely delighted to realise a substantial economic benefit to our operations as a result."

About Empire

Empire Global Corp., together with its wholly owned subsidiaries, Multigioco Srl and Rifa Srl, is a fully integrated licensed online and land-based gaming operator. The company conducts its business primarily through our internet-based gambling and sports betting platform under the registered brand Newgioco on our licensed gaming website www.newgioco.it as well as land-based neighborhood betting shops situated throughout Italy.

The company, through its online gaming website and shops, provides a full suite of gaming products and services, such as sports betting, online casino, poker, and bingo and interactive games. Additional information is available on our corporate website at www.emglcorp.com.

This Press Release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The company has tried, whenever possible, to identify these forward-looking statements using words such as "anticipates," "believes," "estimates," "expects," "forecast," "plans," "intends," "potential" and similar expressions. These statements reflect the company's current beliefs and are based upon currently available information. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause the company's actual results, performance or achievements to differ materially from those expressed in or implied by such statements.

Factors which may cause such differences include the company's ability to complete additional acquisitions, expand our distribution, increase our client base and other risks disclosed in the company's SEC filings. The company undertakes no obligation to update or advise in the event of any change, addition or alteration to the information covered in this press release, including such forward-looking statements. Investor Relations Contact



Renmark Financial Communications Inc.
Bettina Filippone: bfilippone@renmarkfinancial.com
Tel: (416) 644-2020 or (514) 939-3989
www.renmarkfinancial.com

Andrew Barwicki
516-662-9461 / andrew@barwicki.com